Exhibit (j) (iv)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Report to Shareholders of International Small Company Portfolio (a portfolio within DFA Investment Dimensions Group Inc.), which are also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
October 24, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2015, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Report to Shareholders of The Japanese Small Company Series, The Asia Pacific Small Company Series, The United Kingdom Small Company Series, The Continental Small Company Series and The Canadian Small Company Series (constituting portfolios within the DFA Investment Trust Company), which are also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, PA
October 24, 2016